UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 22, 2016

THE ALKALINE WATER COMPANY INC.
Exact name of registrant as specified in its charter)

Nevada	000-55096	EIN 99-0367049
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7730 E Greenway Road Ste. 203
Scottsdale, AZ 85260
 (Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (480) 656-2423

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective July 22, 2016, we appointed Aaron Keay as a director of our company.
Mr. Keay has been the President and Managing Partner of Inform Capital Partner, a corporate finance advisory and merchant banking firm, from 2008 to present. He was the Chairman, CEO and director of Inform Resources Corp., a mining company listed on the TSX Venture Exchange (the “TSXV”), from August 2010 until July 10, 2014.  Mr. Keay was the CEO, President and director of IDM Mining Ltd. (formerly Revolution Resources), a mining company listed on the Toronto Stock Exchange, from 2009 until January 7, 2015.  He was a director of OrganiGram Holdings Inc., an industrial company specializing in the production of condition specific medical marihuana under license from Health Canada listed on the TSXV, from September 14, 2010 until July 17, 2014. Mr. Keay was a director of Plateau Uranium Inc. (formerly Macusani Yellowcake Inc.), a uranium exploration and development company listed on the TSXV, from April 5, 2013 until September 4, 2014. He was a director of Aftermath Silver Inc. (formerly Full Metal Zinc Ltd.), a mineral exploration and development company listed on the TSXV, from February 2011 until December 12, 2013.  Mr. Keay holds a Bachelor of Human Kinetics from the University of British Columbia.
Family Relationships
No family relationships exist between any of our directors or executive officers.
Certain Related Transactions and Relationships
We have not been party to any transaction with Mr. Keay since April 1, 2014, or any currently proposed transaction with Mr. Keay in which we were or will be a participant and where the amount involved exceeds $28,463.99, being the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which Mr. Keay had or will have a direct or indirect material interest.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ALKALINE WATER COMPANY INC.

/s/ Richard A. Wright
Richard A. Wright
Vice-President, Secretary, Treasurer and Director

July 27, 2016
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